Exhibit 99.1

Goldman Sachs BDC, Inc. Reports Fourth Quarter 2015 Financial Results and Announces First Quarter 2016 Dividend of $0.45 Per Share
Company Release – March 2, 2016
NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. ("GS BDC" or the "Company") (NYSE: GSBD) announced its financial results for the fourth quarter ended December 31, 2015 and filed its Form 10-K with the U.S. Securities and Exchange Commission.
QUARTERLY HIGHLIGHTS
▪	Net investment income for the quarter ended December 31, 2015 was $0.62 per share, as compared to $0.57 per share for the quarter ended September 30, 2015;
▪
The Company announced a first quarter dividend of $0.45 per share payable to shareholders of record as of March 31, 2016, equating to an annualized dividend yield of 9.5% on year-end net asset value per share;(1)

▪	The Senior Credit Fund ("SCF") investment portfolio grew by 10.5% to $285.6 million at fair value versus the prior quarter;(2)
▪
During the quarter and through February 26, 2016, Goldman, Sachs & Co. purchased 575,942 shares of GS BDC common stock in the open market pursuant to its previously announced 10b5-1 plan, bringing Goldman Sachs' total ownership in the Company to 17.76%;(3)

▪
Subsequent to quarter-end, the Company's Board of Directors approved a 10b5-1 plan for the Company to repurchase up to $25.0 million of its common stock on a programmatic basis when the market price for the common stock is below the Company's most recently announced net asset value per share, subject to limitations.

SELECTED FINANCIAL HIGHLIGHTS
	Three months ended
(in $ millions, except per share data)	December 31, 2015	September 30, 2015	December 31, 2014
Investment portfolio, at fair value(2)	$1,081.1	$1,146.8	$913.9
Debt	419.0	447.0	350.0
Net assets	688.7	703.5	574.6

Total investment income	$31.9	$32.9	$24.4
Net investment income after taxes	22.4	20.6	17.4
Net increase in net assets resulting from operations	1.2	13.5	3.8

Per Share Data:
Net asset value per share	$18.97	$19.38	$19.49(4)
Net investment income (loss) per share (basic and diluted)	0.62	0.57	0.59
Earnings per share (basic and diluted)	0.03	0.37	0.13
Regular distribution per share	0.45	0.45	0.45
Special distribution per share	-	-	0.08
INVESTMENT ACTIVITY(2)
During the three months ended December 31, 2015, the Company made new investment commitments and fundings of $2.5 million and $7.4 million, respectively, which includes $4.9 million of previously unfunded commitments. The new investment commitment was to the SCF. This investment, coupled with a pro-rata equity contribution from our joint venture partner and borrowings under the SCF's credit facilities, allowed the SCF to fund investments in four new portfolio companies and one existing portfolio company with an aggregate cost of $54.2 million. The SCF also had sales and repayments of $25.5 million, resulting in net portfolio growth of $28.7 million during the quarter. As of December 31, 2015, the SCF's investment portfolio at fair value was $285.6 million, an increase of 10.5% quarter over quarter. As of December 31, 2015, the investment portfolio was funded by equity contributions of $46.2 million from each of the Company and our joint venture partner, and borrowings under the SCF's credit facilities of $185.6 million.

During the three months ended December 31, 2015, the Company had sales and repayments of $52.1 million, predominately in second lien debt investments. In addition, the Company sold its $10.0 million common equity investment in Data Driven Delivery Systems ("DDDS") in connection with the sale of DDDS to a strategic acquirer. The Company continues to hold its first lien debt position. The result of this investment activity in DDDS was a $1.0 million economic gain.

Summary of Investment Activity for the three months ended December 31, 2015:

	New Investment Commitments		Sales and Repayments
Investment Type	$ Millions	% of Total	$ Millions	% of Total
1st Lien/Senior Secured Debt	$-	-%	$3.3	6.3%
1st Lien/Last-Out Unitranche	-	-%	0.8	1.5%
2nd Lien/Senior Secured Debt	-	-%	38.0	73.0%
Preferred Stock	-	-%	-	-%
Common Stock	-	-%	10.0	19.2%
Investment Funds & Vehicles (SCF)	2.5	100.0%	-	-%
Total	$2.5	100.0%	$52.1	100.0%

PORTFOLIO SUMMARY(2)
The Company's investment portfolio had an aggregate fair value of $1,081.1 million, comprised of investments in 39 portfolio companies operating across 27 different industries. The investment portfolio on a fair value basis was comprised of 93.6% secured debt investments (67.2 % in first lien debt (including 28.3% in first lien/last-out unitranche loans) and 26.4% in second lien debt), 2.3% in preferred stock and 4.1% in the SCF.

Summary of Investment Portfolio as of December 31, 2015:

	Investments at Fair Value
Investment Type	$ Millions	% of Total
1st Lien/Senior Secured Debt	$420.1	38.9%
1st Lien/Last-Out Unitranche	305.7	28.3%
2nd Lien/Senior Secured Debt	285.5	26.4%
Preferred Stock	24.9	2.3%
Common Stock	-	-%
Investment Funds & Vehicles (SCF)	44.9	4.1%
Total	$1,081.1	100.0%

As of December 31, 2015, the weighted average yield of the Company's total investment portfolio at amortized cost and fair value was 10.9% and 11.7%, respectively, as compared to 10.7% and 11.1%, respectively, as of September 30, 2015. The increase in yield at cost was driven primarily by the monetization of the Company's largest common equity investment which was not a yield bearing instrument and an increased contribution from the Company's investment in the SCF. The increase in the yield at fair value resulted primarily from a decrease in the fair value of certain investments.

On a fair value basis, 87.0% of debt investments were in floating rate instruments and 13.0% were in fixed rate investments.

As of December 31, 2015, the weighted average net debt/EBITDA of the companies in the Company's investment portfolio decreased to 4.3x from 4.4x as of September 30, 2015, while the weighted average interest coverage of the companies in the investment portfolio increased to 3.1x from 2.9x as of September 30, 2015. The median EBITDA of the portfolio companies was $28.0 million. There continue to be no investments on non-accrual.

As of December 31, 2015, the Company's investment in the SCF yielded 13.0% over the trailing four quarters. The SCF's investment portfolio had an aggregate fair value of $285.6 million, comprised of investments in 22 portfolio companies operating across 17 different industries. The SCF's investment portfolio on a fair value basis was comprised of 100.0% secured debt investments (98.0% in first lien debt and 2.0% in second lien debt). All of the investments in the SCF were invested in debt bearing a floating interest rate with an interest rate floor.

The weighted average net debt/EBITDA and interest coverage of the companies in the SCF investment portfolio were 3.5x and 3.7x, respectively. The median EBITDA of the SCF's portfolio companies was $71.9 million. None of the SCF's investments are on non-accrual.

RESULTS OF OPERATIONS
Total investment income for the three months ended December 31, 2015 and September 30, 2015 was $31.9 million and $32.9 million, respectively. The decrease in investment income was driven by lower prepayment related income, partially offset by higher average income producing assets. The $31.9 million of total investment income was comprised of $31.3 million from interest income, original issue discount accretion and dividend income(5) and $0.6 million from prepayment income, accelerated accretion/amortization and other income.

Total expenses before taxes for the three months ended December 31, 2015 and September 30, 2015 were $9.2 million and $12.1 million, respectively. The $2.9 million decrease in expenses was driven by a reduction in total investment advisor fee expense, as net unrealized losses resulted in lower incentive fee expense.(6)

Net investment income after taxes for the three months ended December 31, 2015 was $22.4 million, or $0.62 per share, compared with $20.6 million, or $0.57 per share for the three months ended September 30, 2015. The increase in net investment income was primarily due to lower expenses, particularly the lower investment advisor fee expense incurred during the quarter, offset partially by lower total investment income.

During the three months ended December 31, 2015, the Company had net realized and unrealized depreciation on investments of $(21.2) million, driven by $28.1 million of unrealized depreciation on certain assets, partially offset by $6.9 million of unrealized appreciation on certain other assets.

Net increase in net assets resulting from operations for the three months ended December 31, 2015 was $1.2 million, or $0.03 per share.
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2015, the Company had $419.0 million of borrowings and $151.0 million of availability under its revolving credit facility. The weighted average interest rate on debt outstanding was 2.38% for the three months ended December 31, 2015. As of December 31, 2015, the Company had cash of $22.7 million and had an investment in an affiliated money market fund of $10.1 million.

The Company's average and ending debt to equity leverage ratio was 0.63x and 0.61x, respectively, for the three months ended December 31, 2015, as compared with 0.58x and 0.64x, respectively, for the three months ended September 30, 2015.(7) The leverage ratios are within the Company's target of 0.50x to 0.75x.

CONFERENCE CALL
The Company will host an earnings conference call on Thursday, March 3, 2016 at 10:00 am Eastern Time. All interested parties are invited to participate in the conference call by dialing (866) 884-8289; international callers should dial +1 (631) 485-4531; conference ID 43861025. All participants are asked to dial in approximately 10-15 minutes prior to the call, and reference "Goldman Sachs BDC, Inc." when prompted. For a slide presentation that the Company may refer to on the earnings conference call, please visit the Investor Resources section of the Company's website at www.goldmansachsbdc.com. The conference call will be webcast simultaneously on the Company's website. An archived replay of the call will be available from approximately 1:00 pm Eastern Time on March 4 through April 4. To hear the replay, participants should dial (855) 859-2056; international callers should dial +1 (404) 537-3406; conference ID 43861025. An archived replay will also be available on the Company's webcast link located on the Investor Resources section of the Company's website. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs BDC, Inc. Investor Relations, via e-mail, at gsbdc-investor-relations@gs.com.
ENDNOTES
(1) The $0.45 per share dividend is payable on or about April 15, 2016 to holders of record as of March 31, 2016.
(2) The discussion of the investment portfolio, of both the Company and the SCF, excludes the investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc.
(3) "Goldman Sachs" refers to The Goldman Sachs Group, Inc., together with Goldman, Sachs & Co.
(4) Amount represents adjusted net asset value per share. Adjusted net asset value per share is a non-GAAP measure and is provided in addition to, but not as a substitute for, net asset value per share. For December 31, 2014, adjusted net asset value per share represents the effect of the initial public offering, without taking into account the underwriters' over-allotment option. As of December 31, 2014, adjusted and GAAP net asset value per share was $19.49 and $19.56, respectively. GS BDC uses this non-GAAP financial measure in analyzing the respective quarter-over-quarter financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate the quarter-over-quarter effect of the initial public offering that occurred in 2015.
(5) Interest income excludes accelerated accretion/amortization of $(0.05) million.
(6) Investment advisor fee expense includes management and incentive fee expenses.
(7) The average debt to equity leverage ratio has been calculated using the average daily borrowings during the quarter divided by average net assets, adjusted for equity contributions. The ending and average debt to equity leverage ratio excludes unfunded commitments.

FINANCIAL STATEMENTS

Goldman Sachs BDC, Inc.
Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014
Assets
Investments, at fair value
Non-controlled/non-affiliated investments (cost of $1,067,299 and $893,464, respectively)	$1,032,119	$882,742
Non-controlled affiliated investments (cost of $9,237 and $9,237, respectively)	4,048	6,578
Controlled affiliated investments (cost of $46,167 and $25,000, respectively)	44,897	24,627
Investments in affiliated money market fund (cost of $10,117 and $29,568, respectively)	10,117	29,568

Total investments, at fair value (cost of $1,132,820 and $957,269, respectively)	1,091,181	943,515
Cash	22,710	8,609
Receivable for investments sold	313	–
Interest and dividends receivable from non-controlled/non-affiliated investments	10,399	8,701
Dividend receivable from controlled affiliated investments	1,350	309
Other income receivable from controlled affiliated investments	681	–
Deferred financing costs	5,775	4,974
Deferred offering costs	–	1,384
Other assets	350	–

Total assets	$1,132,759	$967,492

Liabilities
Debt	$419,000	$350,000
Interest and credit facility expense payable	432	527
Management fees payable	4,238	3,326
Incentive fees payable	360	–
Payable for investments purchased	–	19,700
Common stock repurchased	–	732
Distribution payable	16,338	15,506
Accrued offering costs	40	474
Directors' fees payable	–	115
Accrued expenses and other liabilities	3,701	2,530

Total liabilities	$444,109	$392,910

Commitments and Contingencies

Net Assets
Preferred stock, par value $0.001 per share (1,000,000 shares authorized, no shares issued and outstanding)	$–	$–
Common stock, par value $0.001 per share (200,000,000 shares authorized, 36,306,882 and 29,381,127 shares issued and outstanding at December 31, 2015 and 2014, respectively)	36	29
Paid-in capital in excess of par	719,690	587,882
Accumulated net realized gain (loss)	(2,367)	(2,212)
Accumulated undistributed net investment income	14,351	4,058
Net unrealized appreciation (depreciation) on investments	(41,639)	(13,754)
Allocated income tax expense	(1,421)	(1,421)

TOTAL NET ASSETS	$688,650	$574,582

TOTAL LIABILITIES AND NET ASSETS	$1,132,759	$967,492

Net asset value per share	$18.97	$19.56

Goldman Sachs BDC, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	For the year ended December 31, 2015	For the year ended December 31, 2014	For the year ended December 31, 2013
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$109,700	$69,454	$22,813
Dividend income	2,476	2,881	–
Other income	1,584	632	4

Total investment income from non-controlled/non-affiliated investments	113,760	72,967	22,817
From non-controlled affiliated investments:
Dividend income	3	3	18

Total investment income from non-controlled affiliated investments	3	3	18
From controlled affiliated investments:
Dividend income	3,992	309	–
Other income	681	–	–

Total investment income from controlled affiliated investments	4,673	309	–

Total investment income	$118,436	$73,279	$22,835

Expenses:
Interest and credit facility expense	$10,705	$4,683	$658
Management fees	15,436	10,069	3,586
Incentive fees	11,786	1,495	340
Professional fees	2,752	2,007	1,055
Administration and custodian fees	971	844	468
Directors' fees	623	399	444
Organization expense	–	–	576
Other expenses	1,065	925	339

Total expenses	$43,338	$20,422	$7,466

Expense reimbursement from Investment Adviser	$–	$–	$(567)

Net expenses	$43,338	$20,422	$6,899

NET INVESTMENT INCOME (LOSS) BEFORE TAXES	$75,098	$52,857	$15,936

Excise tax expense	$518	$119	$–

NET INVESTMENT INCOME (LOSS) AFTER TAXES	$74,580	$52,738	$15,936

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$(67)	$(1,191)	$3,293
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	(24,458)	(11,593)	(175)
Non-controlled affiliated investments	(2,530)	(2,659)	–
Controlled affiliated investments	(897)	(373)	–

Net realized and unrealized gains (losses)	$(27,952)	$(15,816)	$3,118

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS BEFORE TAXES	$46,628	$36,922	$19,054

Income tax expense	$–	$–	$(1,070)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS AFTER TAXES	$46,628	$36,922	$17,984

Net investment income (loss) per share (basic and diluted)	$2.14	$1.77	$0.67
Earnings per share (basic and diluted)	$1.34	$1.24	$0.76
Weighted average shares outstanding	34,782,967	29,737,113	23,819,077

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. ("Goldman Sachs") to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com.
FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "target," "estimate," "intend," "continue," or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ include, but are not limited to the risks, uncertainties and other factors we identify in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NON-GAAP FINANCIAL MEASUREMENTS

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the Unites States ("GAAP"). Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the Company's quarter ended March 31, 2015 investor presentation posted to its website, and investors are encouraged to review the reconciliation.
Goldman Sachs BDC, Inc.
Investor Contact: Katherine Schneider, 212-902-3122
Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.